SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                          Amendment No. 1 to Form 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



        Date of report (Date of earliest event reported)  August 30, 1996
                                                        ------------------------



                                OrthoLogic Corp.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



            0-21214                                     86-0585310
--------------------------------------- ----------------------------------------

    (Commission File Number)                (I.R.S. Employer Identification No.)



2850 South 36th Street, Phoenix, Arizona                           85034
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)



                                 (602) 437-5520
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets.

         On August 30, 1996, OrthoLogic Corp., a Delaware corporation ("OrthoLogic"), consummated its previously announced acquisition of all of the issued and outstanding capital stock of Sutter Corporation, a California corporation ("Sutter"), from Smith Laboratories, Inc., an Illinois corporation ("SmithLabs"), pursuant to a Stock Purchase Agreement (the "Agreement") dated August 30, 1996, which is filed as an exhibit to this report. OrthoLogic paid the purchase price of $24,500,000 in cash from existing corporate resources.

         The acquisition transaction was negotiated at arm's length between OrthoLogic and SmithLabs. Prior to the acquisition, none of the directors, officers or associates of SmithLabs or Sutter, or their affiliates, were or are affiliated with OrthoLogic, its affiliates, its directors and officers and their associates. OrthoLogic is accounting for the acquisition of Sutter as a purchase.

         Sutter's  principal  business  is  the  manufacturing,   marketing  and
distribution  of  orthopaedic  rehabilitation  products,   including  continuous
passive motion ("CPM") devices.

Item 7. Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

SUTTER CORPORATION
(A Wholly-Owned Subsidiary of Smith Laboratories, Inc., a
Wholly-Owned Subsidiary of Columbia/HCA Healthcare
Corporation)


Financial Statements
Six Month Periods Ended June 30, 1996 and 1995 (Unaudited),
Years Ended December 31, 1995, 1994, and 1993, and
Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Board of Directors
Sutter Corporation

We have audited the accompanying balance sheets of Sutter Corporation (a wholly-owned subsidiary of Smith Laboratories, Inc., a wholly-owned subsidiary of Columbia/HCA Healthcare Corporation) as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Sutter Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Phoenix, Arizona

August 16, 1996

SUTTER CORPORATION
(A Wholly-Owned Subsidiary of Smith Laboratories, Inc.,
A Wholly-Owned Subsidiary of Columbia/HCA Healthcare Corporation)

BALANCE SHEETS (In Thousands)
--------------------------------------------------------------------------------

                                                                       December 31,
                                                           June 30,  ----------------
ASSETS                                                       1996      1995      1994
                                                           Unaudited)
                                                           (Note 11)
CURRENT ASSETS:
  Cash and cash equivalents                                $   630   $  480    $    57
  Accounts receivable - net (Notes 4 and 5)                 12,197    11,713     9,177
  Inventories (Notes 2 and 5)                                1,606     1,809     2,650
  Prepaids and other current assets                             94       104       193
  Deferred income taxes (Note 8)                             2,197     2,110     1,636
                                                           -------   -------   -------
          Total current assets                              16,724    16,216    13,713

RENTAL FLEET, EQUIPMENT AND LEASEHOLD
  IMPROVEMENTS - Net of accumulated depreciation and
  amortization (Notes 3, 5 and 7)                            7,887     7,889     7,178

DEFERRED INCOME TAXES (Note 8)                                  13       201       499
                                                           -------   -------   -------
TOTAL                                                      $24,624   $24,306   $21,390
                                                           =======   =======   =======

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                         $ 1,888   $ 1,633   $ 1,423
  Accrued salaries, wages and commissions                    1,486     1,899     1,400
  Other accrued expenses                                     2,705     2,315     1,438
  Current portion of capital lease obligation (Note 7)          41        41
                                                           -------   -------   -------
          Total current liabilities                          6,120     5,888     4,261

DEFERRED RENT AND CAPITAL LEASE
  OBLIGATION (Note 7)                                          403       369       307
                                                           -------   -------   -------
          Total liabilities                                  6,523     6,257     4,568
                                                           -------   -------   -------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDER'S EQUITY (Note 10):
  Common stock, $1 par value - authorized, 1,000 shares;
    issued and outstanding, 1,000 shares                         1         1         1
  Additional paid-in capital                                 8,434     8,874     7,855
  Retained earnings                                          9,666     9,174     8,966
                                                           -------   -------   -------
          Total stockholder's equity                        18,101    18,049    16,822
                                                           -------   -------   -------
TOTAL                                                      $24,624   $24,306   $21,390
                                                           =======   =======   =======

See notes to financial statements.

SUTTER CORPORATION
(A Wholly-Owned Subsidiary of Smith Laboratories, Inc.,
A Wholly-Owned Subsidiary of Columbia/HCA Healthcare Corporation)

STATEMENTS OF INCOME (In Thousands)
--------------------------------------------------------------------------------

                                               Six Month Periods Ended
                                                        June 30,             Years Ended December 31,
                                                  -------------------    --------------------------------
                                                    1996       1995        1995       1994        1993
                                                      (Unaudited)
                                                       (Note 11)
REVENUES:
  Equipment rentals                               $ 14,928   $ 13,111    $ 26,458   $ 24,896    $ 23,784
  Sales                                              3,567      3,049       5,926      2,052       1,954
                                                  --------   --------    --------   --------    --------
          Total revenues                            18,495     16,160      32,384     26,948      25,738
                                                  --------   --------    --------   --------    --------
COST OF REVENUES:
  Equipment rentals                                  3,284      3,282       6,115      4,924       4,801
  Sales                                              2,280      1,348       3,446      1,458       1,615
                                                  --------   --------    --------   --------    --------
          Total cost of revenues                     5,564      4,630       9,561      6,382       6,416
                                                  --------   --------    --------   --------    --------
GROSS MARGIN                                        12,931     11,530      22,823     20,566      19,322
                                                  --------   --------    --------   --------    --------

OPERATING EXPENSES:
  Selling                                            7,063      6,628      13,280     11,630      10,276
  Marketing                                            759        754       1,259      1,282       1,056
  General and administrative (Note 9)                4,261      4,226       7,566      7,168       6,241
                                                  --------   --------    --------   --------    --------
          Total operating expenses                  12,083     11,608      22,105     20,080      17,573
                                                  --------   --------    --------   --------    --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE
  INCOME TAXES                                         848        (78)        718        486       1,749

INCOME TAXES (Note 8)                                  356        (33)        320        335         765
                                                  --------   --------    --------   --------    --------
INCOME (LOSS) FROM CONTINUING
   OPERATIONS                                          492        (45)        398        151         984
                                                  --------   --------    --------   --------    --------
DISCONTINUED OPERATIONS (Note 6):
  Income (loss) from operations - net of income
    tax provision (benefit) of $(144) in 1995,
    $15 in 1994 and $(38) in 1993                                  39        (192)         22        (51)
  Gain on disposal - net of income tax
    provision of $2 in 1995 and $45 in 1994                                     2          69
                                                  --------   --------    --------   --------    --------
INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS                                                       39        (190)         91        (51)
                                                  --------   --------    --------   --------    --------

NET INCOME (LOSS)                                 $    492   $     (6)   $    208   $    242    $    933
                                                  ========   ========    ========   ========    ========

See notes to financial statements.

SUTTER CORPORATION
(A Wholly-Owned Subsidiary of Smith Laboratories, Inc.,
A Wholly-Owned Subsidiary of Columbia/HCA Healthcare Corporation)

STATEMENTS OF STOCKHOLDER'S EQUITY (In Thousands)
--------------------------------------------------------------------------------

                                                        Common Stock
                                                       ---------------     Paid-In   Retained
                                                       Shares   Amount     Capital   Earnings   Total

BALANCE, JANUARY 1, 1993                               1,000    $     1    $ 6,511   $ 7,791   $14,303

  Net income                                                                             933       933

  Net capital contributions (Note 10)                                        1,175               1,175
                                                       -----    -------    -------   -------   -------

BALANCE, DECEMBER 31, 1993                             1,000          1      7,686     8,724    16,411

  Net income                                                                             242       242

  Net capital contributions (Note 10)                                          169                 169
                                                       -----    -------    -------   -------   -------

BALANCE, DECEMBER 31, 1994                             1,000          1      7,855     8,966    16,822

  Net income                                                                             208       208

  Net capital contributions (Note 10)                                        1,019               1,019
                                                       -----    -------    -------   -------   -------

BALANCE, DECEMBER 31, 1995                             1,000          1      8,874     9,174    18,049
                                                       -----    -------    -------   -------   -------

  Net income (unaudited)                                                                 492       492

  Net capital distribution (unaudited)                                        (440)               (440)
                                                       -----    -------    -------   -------   -------

BALANCE, JUNE 30, 1996 (UNAUDITED)                     1,000    $     1    $ 8,434   $ 9,666   $18,101
                                                       =====    =======    =======   =======   =======

See notes to financial statements.

SUTTER CORPORATION
(A Wholly-Owned Subsidiary of Smith Laboratories, Inc.,
A Wholly-Owned Subsidiary of Columbia/HCA Healthcare Corporation)

STATEMENTS OF CASH FLOWS (In Thousands)
--------------------------------------------------------------------------------

                                                   Six Month Periods Ended
                                                            June 30,            Years Ended December 31,
                                                     --------------------   -----------------------------
                                                         1996      1995       1995       1994       1993
                                                     (Unaudited)
                                                      (Note 11)
OPERATING ACTIVITIES:
  Net income (loss)                                   $   492    $    (6)   $   208    $   242    $   933
  Adjustments to reconcile net income
    to net cash provided by operating activities:
      Depreciation                                      1,269      1,248      2,842      2,568      2,448
      Deferred income taxes                               101                  (176)       315       (178)
  Change in assets and liabilities:
    Accounts receivable                                  (484)    (1,428)    (2,536)      (274)    (1,183)
    Inventories                                           203        328        841       (716)       127
    Prepaids and other current assets                      10        106         89         76         74
    Accounts payable                                      255        829        210          1        (18)
    Deferred rent                                         (14)       (68)       (71)      (117)        54
    Other accrued expenses                                (23)       482      1,376        201        641
                                                      -------    -------    -------    -------    -------
          Net cash provided by operating activities     1,809      1,491      2,783      2,296      2,898
                                                      -------    -------    -------    -------    -------
INVESTING ACTIVITIES - Expenditures
  for rental fleet, equipment and
  leasehold improvements                               (1,189)    (1,662)    (3,364)    (3,320)    (3,271)
                                                      -------    -------    -------    -------    -------
FINANCING ACTIVITIES:
  Capital contributions                                (1,000)                                        650
  Expenses assumed by stockholder                         560        114      1,019        169        525
  Payments under capital lease obligations                (30)                  (15)
                                                      -------    -------    -------    -------    -------
          Net cash provided by financing activities      (470)       114      1,004        169      1,175
                                                      -------    -------    -------    -------    -------

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                               150        (57)       423       (855)       802

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                     480         57         57        912        110
                                                      -------    -------    -------    -------    -------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                       $   630    $          $   480    $    57    $   912
                                                      =======    =======    =======    =======    =======
SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION:
    Cash paid for income taxes                        $    11    $   100    $   128    $   217    $   201
                                                      =======    =======    =======    =======    =======
    Equipment acquired through capital
      lease obligation                                $    48               $   189
                                                      =======    =======    =======    =======    =======

See notes to financial statements.

SUTTER CORPORATION
(A Wholly-Owned Subsidiary of Smith Laboratories, Inc.,
A Wholly-Owned Subsidiary of Columbia/HCA Healthcare Corporation)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - Sutter Corporation, a California corporation, (the "Company") is a wholly-owned subsidiary of Smith Laboratories, Inc., an Illinois corporation ("Smith Laboratories"). All of the outstanding stock of Smith Laboratories is owned by Columbia/HCA Healthcare Corporation, a Delaware corporation ("Columbia"). The Company is engaged in the development, manufacturing, marketing and rental of continuous passive motion ("CPM") devices. These CPM devices are designed to aid in the recovery of patients with joints and appendages that have undergone a surgical operation.

      Significant Accounting Policies - The following describes the significant accounting policies of the Company:

      a. Inventories are stated at the lower of cost (first-in, first-out ("FIFO") basis) or market. An obsolescence reserve is recorded for quantities which may not be saleable in the foreseeable future.

      b. Rental Fleet is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method based on the estimated useful lives of the rental assets, generally five or six years.

      c. Equipment and leasehold improvements are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed utilizing the straight-line method based on the estimated useful lives of the related assets or, for leasehold improvements, the lease term, if shorter. Estimated useful lives are as follows:

                                                                     Useful Life
            Equipment                                                 3-5 years
            Furniture and fixtures                                      7 years
            Leasehold improvements                                      5 years

      d. Other Accrued Expenses - Other accrued expenses includes credit balances in receivable accounts totaling approximately $1,800,000 and $1,100,000 at December 31, 1995 and 1994, respectively.

      e. Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, which among other things, requires that recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of the financial statements. The Company's operations are included in the consolidated federal income tax return of Columbia. In accordance with the income tax allocation policy, income tax provision or benefit is determined on a separate return basis and any current federal income tax liability is assumed by Columbia through a capital contribution.

      f. Revenue Recognition - All of the Company's rental contracts are accounted for as operating leases. The Company recognizes revenue from product sales upon shipment. Rental revenues, including unbilled revenues, are recorded as the service is provided.

      g. Statements of Cash Flows - For purposes of the statements of cash flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

      h. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      i. Product Concentration - The Company derives the majority of its revenues from the rental of CPM equipment to patients recovering from surgical procedures throughout the United States. The Company internally assembles most of their rental equipment using parts purchased from various outside vendors.

      j. New Accounting Pronouncement - In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Management does not believe the adoption will have a significant
            impact  on  the   Company's   financial   position  and  results  of
            operations.

2.    INVENTORIES

      Inventories consisted of the following at December 31:


                                                            1995         1994
                                                              (In thousands)

         Raw materials                                   $   1,045    $   1,527
         Work-in-progress                                      150          478
         Finished goods                                      1,049        1,287
                                                         ---------    ---------

         Total                                               2,244        3,292
         Less reserve for obsolescence                         435          642
                                                         ---------    ---------

         Inventories - net                               $   1,809    $   2,650
                                                         =========    =========



3.    RENTAL FLEET, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

      Rental fleet, equipment and leasehold improvements consisted of the following at December 31:

                                                                                         1995          1994
                                                                                            (In thousands)
          Rental fleet                                                               $    17,766    $   15,119
          Equipment                                                                        3,916         3,505
          Furniture and fixtures                                                             673           639
          Leasehold improvements                                                             430           430
                                                                                     -----------    ----------

          Total                                                                           22,785        19,693
          Less accumulated depreciation and amortization                                  14,896        12,515
                                                                                     -----------    ----------

          Rental fleet, equipment and leasehold improvements - net                   $     7,889    $    7,178
                                                                                     ===========    ==========

      Capitalized computer equipment and software under lease totaling $188,767 is included in equipment at December 31, 1995.

4.    ACCOUNTS RECEIVABLE

      Accounts receivable consisted of the following at December 31:


                                                            1995           1994
                                                             (In thousands)

      Trade accounts receivable                          $   13,159   $    9,816
      Unbilled revenue                                        2,259        1,902
                                                         ----------   ----------

      Total                                                  15,418       11,718
      Less allowance for doubtful accounts                    3,705        2,541
                                                         ----------   ----------

      Accounts receivable - net                          $   11,713   $    9,177
                                                         ==========   ==========


      Unbilled revenue relates to revenue earned but not billed on rental contracts outstanding at year-end.

5.    REVOLVING LINE OF CREDIT

      The Company has a revolving line of credit equal to $2,000,000. The line is collateralized by the accounts receivable, inventories, rental fleet and equipment of the Company. As of December 31, 1995 and 1994, no amount of the line of credit was outstanding. Interest is charged on the outstanding balance at prime (10.5% at December 31, 1995) plus 2.65%. The agreement expires January 31, 1997.

6.    DISCONTINUED OPERATIONS

      In August 1994, the Company sold its rehabilitative health services division, Sutter Rehabilitative Services ("SRS"), for approximately $886,000. The Company realized a gain of $114,000 as a result of this transaction. Summary operating results of discontinued operations, excluding the above gain are as follows:

                                                               1994      1993
                                                               (In thousands)

          Net sales                                          $ 1,642   $  1,945
                                                             =======   ========

          Income (loss) from discontinued operations         $    30   $    (67)
                                                             =======   ========


      The net assets of SRS at the time of the sale are summarized as follows:

                                                                  (In thousands)
          Accounts receivable                                        $   824
          Property, plant and equipment - net                              7
          Current liabilities                                            (59)
                                                                     -------

          Net assets                                                 $   772
                                                                     =======

      In August 1995, the Company sold its small joint manufacturing division, Small Joint Orthopedics ("SJO"), for $700,000 in cash. The Company realized a loss of $4,000 as a result of this transaction.

                                                            1995        1994       1993
                                                                     (In thousands)

          Net sales                                       $   992     $ 1,718    $   1,942
                                                          =======     =======    =========

          Gross profit                                    $   270     $   817    $   1,180
                                                          =======     =======    =========

          Income (loss) from discontinued operations      $  (332)    $    (8)   $      16
                                                          =======     =======    =========

      The net assets of SJO at the time of the sale and at December 31, 1994 are summarized as follows:


                                                        Disposal    December 31,
                                                           Date        1994
                                                            (In thousands)

          Accounts receivable                           $    378     $    415
          Property, plant and equipment - net                132          146
          Inventories                                        229          398
          Accounts Payable                                   (35)         (44)
                                                        --------     --------

          Net assets                                    $    704     $    915
                                                        ========     ========

7.    COMMITMENTS AND CONTINGENCIES

      The Company is involved in various legal proceedings in the ordinary course of business which are covered under its existing insurance policy. In management's opinion, the insurance coverage is sufficient based upon past experience and outstanding claims. Furthermore, in management's opinion, the outstanding legal proceedings will be resolved without a material effect on the financial position or results of operations of the Company. The insurance coverage is provided through an affiliate of Columbia. Further, as part of the transaction discussed in Note 10, Columbia and Smith Laboratories have agreed to assume existing liabilities from litigation.

      The  Company  is  obligated  under  certain   non-cancelable  capital  and
      operating leases.

      Capital Lease - The Company leases certain computer equipment and software under a capital lease agreement. This agreement has been recorded at the present value of future minimum lease payments. Amortization of capital leases is included with depreciation on equipment.

      Operating Leases - The Company leases its facilities and certain equipment under operating lease agreements. Certain leases require the Company to pay property taxes, insurance, and maintenance costs.

      The following is a schedule of future minimum lease payments for the years ending December 31 under non-cancelable lease agreements with original terms in excess of one year:

                                                                                           Leases
                                                                                  -------------------------
                                                                                     Capital     Operating       Total

          1996                                                                      $      56   $       898   $       954
          1997                                                                             56           703           759
          1998                                                                             56           603           659
          1999                                                                             42            36            78
          Thereafter
                                                                                    ---------   -----------   -----------

          Total future minimum lease payments                                             210   $     2,240   $     2,450
          Less amount representing interest                                                35   ===========   ===========
                                                                                    ---------
          Present value of net minimum lease payments                                     175
          Less current portion                                                             41
                                                                                    ---------
          Long-term portion                                                          $    134
                                                                                     ========

      Rent expense for the years ended December 31, 1995, 1994 and 1993 was $857,000, $791,000, and $802,000, respectively.

8.    INCOME TAXES

      Income tax provision (benefit) consisted of the following for the years ended December 31:


                                                      1995       1994     1993
                                                           (in thousands)

          Current                                   $   496    $   20   $   943
          Deferred                                     (176)      315      (178)
                                                    -------    ------   -------

          Total                                     $   320    $  335   $   765
                                                    =======    ======   =======

      Deferred income tax assets and liabilities consist of the following at December 31:


                                                          1995         1994
                                                             (In thousands)
Current assets and liabilities:
  Allowance for bad debts                               $   1,512    $   1,012
  Inventory reserves                                          174          262
  Accrued commissions and vacation                            252          219
  Other                                                       172          143
                                                        ---------    ---------

Net current deferred tax assets                             2,110        1,636
                                                        ---------    ---------

Non-current assets and liabilities:
  Difference in basis of fixed assets                        (726)        (704)
  Amortization of intangibles                                 832        1,086
  Other                                                        95          117
                                                        ---------    ---------

Net non-current deferred tax assets                           201          499
                                                        ---------    ---------

Total deferred tax assets                               $   2,311    $   2,135
                                                        =========    =========


      The difference between the recorded income tax provision and the amount that would be computed using the federal statutory rate results from the following for the years ended December 31:


                                                     1995       1994      1993
                                                           (In thousands)

          Statutory rate (34%)                      $  246    $   165   $   595
          State taxes                                   49        142       162
          Other                                         25         28         8
                                                    ------    -------   -------

          Income tax provision                      $  320    $   335   $   765
                                                    ======    =======   =======


9.    RELATED PARTY TRANSACTIONS

      Certain expenses are charged by Columbia to the Company each year. These expenses primarily represent employee benefits and legal expenses paid by Columbia on behalf of the Company. The total charges from Columbia were approximately $700,000, $525,000 and $500,000 for the years ended December 31, 1995, 1994 and 1993, respectively. In addition, Columbia makes capital contributions to the Company each year by assuming certain liabilities such as income taxes.

      During the years ended December 31, 1995, 1994 and 1993, commission expenses were incurred and paid totaling approximately $374,000, $471,000 and $400,000, respectively, to a company owned by an officer of the Company.

10.   SUBSEQUENT EVENT

      On July 18, 1996, Smith Laboratories signed a letter of intent to sell all of the outstanding stock of the Company to OrthoLogic Corp. for $24,500,000. Under the terms of the agreement, Smith Laboratories will assume the cash and certain liabilities, including income tax liabilities and litigation. The net advances and contributions from Smith Laboratories and Columbia at each balance sheet date have been classified as paid-in capital.

11.   UNAUDITED INTERIM PERIODS

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature. Operating results for the six month periods are not necessarily indicative of the results that may be expected for the years ending December 31. The accompanying financial statements should be read in conjunction with the Company's most recent audited financial statements.

                                   * * * * * *

         (b)      Pro forma Financial Information.

ORTHOLOGIC CORP.

PRO FORMA FINANCIAL INFORMATION
JUNE 30, 1996
--------------------------------------------------------------------------------


On August 30, 1996, OrthoLogic Corp., a Delaware corporation ("OrthoLogic"), consummated its previously announced acquisition of all of the issued and outstanding capital stock of Sutter Corporation, a California corporation ("Sutter"), from Smith Laboratories, Inc., an Illinois corporation ("SmithLabs"), pursuant to a Stock Purchase Agreement (the "Agreement") dated August 30, 1996, which is filed as an exhibit to this Form 8-k. OrthoLogic paid the purchase price of $24,500,000 in cash from existing corporation resources.

The acquisition transaction was negotiated at arm's length between OrthoLogic and SmithLabs. Prior to the acquisition, none of the directors, officers or associates of SmithLabs or Sutter, or their affiliates, were or are affiliated with OrthoLogic, its affiliates, its directors and officers and their associates. OrthoLogic is accounting for the acquisition of Sutter as a purchase.

The accompanying pro forma financial information shows what the consolidated balance sheet would have been, had the transaction been consummated on June 30, 1996, and additionally shows what the consolidated statement of income for the six month period ended June 30, 1996 would have been, assuming that the transaction was consummated on January 1, 1996, and shows what the consolidated statement of operations for the year ended December 31, 1995 would have been, assuming that the transaction was consummated on January 1, 1995.

ORTHOLOGIC CORP.

UNAUDITED PRO FORMA BALANCE SHEET
JUNE 30, 1996
(In Thousands)
--------------------------------------------------------------------------------

                                                                                                                        Pro Forma
                                                                     OrthoLogic         Sutter          Pro Forma      Consolidated
ASSETS                                                                  Corp.         Corporation      Adjustments        Totals
CURRENT ASSETS:
  Cash and cash equivalents                                          $  63,129        $     630       $ (25,047)(a)    $  38,712
  Short-term investments                                                22,777                                            22,777
  Accounts receivable - net                                             11,597           12,197                           23,794
  Inventories - net                                                      2,865            1,606                            4,471
  Prepaids and other current assets                                        941               94                            1,035
  Deferred income taxes                                                                   2,197                            2,197
                                                                     ---------        ---------       ---------        ---------
          Total current assets                                         101,309           16,724         (25,047)          92,986
RENTAL FLEET, EQUIPMENT AND
  LEASEHOLD IMPROVEMENTS - Net of
  accumulated depreciation and amortization                                886            7,887                            8,773
INTANGIBLES - Net                                                        3,620                            6,946 (b)       10,566
DEPOSITS AND OTHER ASSETS                                                   93               13                              106
                                                                     ---------        ---------       ---------        ---------
TOTAL                                                                $ 105,908        $  24,624       $ (18,101)       $ 112,431
                                                                     =========        =========       =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                   $   1,307        $   1,888       $                $   3,195
  Accrued expenses                                                       2,882            4,191                            7,073
  Current portion of capital lease obligation                                                41                               41
                                                                     ---------        ---------       ---------        ---------
          Total current liabilities                                      4,189            6,120                           10,309

DEFERRED RENT AND CAPITAL LEASE
  OBLIGATION                                                                                403                              403
                                                                     ---------        ---------       ---------        ---------
          Total liabilities                                              4,189            6,523                           10,712
                                                                     ---------        ---------       ---------        ---------

STOCKHOLDERS' EQUITY:
  Common stock                                                              12                1              (1)(c)           12
  Additional paid-in capital                                           118,748            8,434          (8,434)(c)      118,748
  (Deficit) retained earnings                                          (17,041)           9,666          (9,666)(c)      (17,041)
                                                                     ---------        ---------       ---------        ---------
          Total stockholders' equity                                   101,719           18,101         (18,101)         101,719
                                                                     ---------        ---------       ---------        ---------

TOTAL                                                                $ 105,908        $  24,624       $ (18,101)       $ 112,431
                                                                     =========        =========       =========        =========

See pro forma adjustment legend.

ORTHOLOGIC CORP.

UNAUDITED PRO FORMA BALANCE SHEET
JUNE 30, 1996
(In Thousands)
--------------------------------------------------------------------------------


Pro Forma Adjustment Legend

(a) Reflects a pro forma adjustment for the Company's cash payments plus acquisition costs at the time of acquisition.

(b)   Reflects  a pro forma  adjustment  for the  capitalization  of the cost of
      acquisition  in  excess  of  net  assets   acquired   resulting  from  the
      application of purchase accounting principles.

(c)   Reflects  the pro forma  elimination  of Sutter  Corporation  capital as a
      result  of  being   consolidated  into  the  OrthoLogic  Corp.   financial
      statements.

ORTHOLOGIC CORP.

UNAUDITED PRO FORMA STATEMENT OF INCOME
SIX MONTH PERIOD ENDED JUNE 30, 1996
(In Thousands, except per share and share data)
--------------------------------------------------------------------------------

                                                                                                                   Pro Forma
                                                         OrthoLogic           Sutter           Pro Forma         Consolidated
                                                            Corp.          Corporation         Adjustments          Totals

REVENUES - Net                                         $     14,672       $     18,495        $                  $     33,167
                                                       ------------       ------------        ------------       ------------
COST OF REVENUES:
  Equipment rentals                                                              3,284                                  3,284
  Sales                                                       2,374              2,280                                  4,654
                                                       ------------       ------------        ------------       ------------
          Total cost of revenues                              2,374              5,564                                  7,938
                                                       ------------       ------------        ------------       ------------
GROSS PROFIT                                                 12,298             12,931                                 25,229
                                                       ------------       ------------        ------------       ------------
OPERATING EXPENSES:
  Selling, general and administrative                         9,951             12,083                 231 (a)         22,265
  Research and development                                    1,098                                                     1,098
                                                       ------------       ------------        ------------       ------------
          Total operating expenses                           11,049             12,083                 231             23,363
                                                       ------------       ------------        ------------       ------------
OTHER INCOME                                                  1,196                                   (626)(b)            570
                                                       ------------       ------------        ------------       ------------
INCOME BEFORE INCOME TAXES                                    2,445                848                (857)             2,436
INCOME TAXES                                                     30                356                (229)(c)            157
                                                       ------------       ------------        ------------       ------------
NET INCOME                                             $      2,415       $        492        $       (628)      $      2,279
                                                       ============       ============        ============       ============
NET INCOME PER WEIGHTED AVERAGE
  NUMBER OF COMMON SHARES
  OUTSTANDING                                          $       0.11                                              $       0.10
                                                       ============                                              ============
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                              22,733,854                                                22,733,854
                                                       ============                                              ============

Pro Forma Adjustment Legend

(a) Reflects a pro forma increase in amortization expense associated with the capitalization of the cost of acquisition in excess of net assets acquired resulting from the application of purchase accounting principles.

(b) Reflects a pro forma decrease in interest income imputed on consideration paid for the acquisition.

(c) Reflects a pro forma decrease in income tax expense as a result of utilization of federal net operating loss carryforwards in a consolidated entity.

ORTHOLOGIC CORP.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995
(In Thousands, except per share and share data)
--------------------------------------------------------------------------------

                                                                                                                      Pro Forma
                                                      OrthoLogic            Sutter             Pro Forma            Consolidated
                                                         Corp.            Corporation          Adjustments             Totals

REVENUES - Net                                       $     14,678        $     32,384          $                    $     47,062
                                                     ------------        ------------          -------------        ------------
COST OF REVENUES:
  Equipment rentals                                                             6,115                                      6,115
  Sales                                                     3,065               3,446                                      6,511
                                                     ------------        ------------          -------------        ------------
          Total cost of revenues                            3,065               9,561                                     12,626
                                                     ------------        ------------          -------------        ------------
GROSS PROFIT                                               11,613              22,823                                     34,436
                                                     ------------        ------------          -------------        ------------
OPERATING EXPENSES:
  Selling, general and administrative                      11,304              22,105                    463(a)           33,872
  Research and development                                  2,132                                                          2,132
                                                     ------------        ------------          -------------        ------------
          Total operating expenses                         13,436              22,105                    463              36,004
                                                     ------------        ------------          -------------        ------------
OTHER INCOME (EXPENSE)                                        472                                     (1,252)(b)            (780)
                                                     ------------        ------------          -------------        ------------
(LOSS) INCOME BEFORE INCOME TAXES                          (1,351)                718                 (1,715)             (2,348)
INCOME TAXES                                                                      320                   (192)(c)             128
                                                     ------------        ------------          -------------        ------------
NET (LOSS) INCOME                                    $     (1,351)       $        398           $     (1,523)       $     (2,476)
                                                     ============        ============           ============        ============
NET LOSS PER WEIGHTED AVERAGE
  NUMBER OF COMMON SHARES
  OUTSTANDING                                        $      (0.09)                                                  $      (0.16)
                                                     ============                                                   ============
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                            15,548,856                                                     15,548,856
                                                     ============                                                   ============


Pro Forma Adjustment Legend

(a) Reflects a pro forma increase in amortization expense associated with the capitalization of the cost of acquisition in excess of net assets acquired resulting from the application of purchase accounting principles.

(b) Reflects a pro forma decrease in interest income imputed on consideration paid for the acquisition.

(c) Reflects a pro forma decrease in income tax expense as a result of utilization of federal net operating loss carryforwards in a consolidated entity.

         (c) Exhibits. See the Exhibit Index, which is incorporated herein by reference, immediately following the Signature page to this Report.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ORTHOLOGIC CORP.


November 14, 1996               By /s/ Allen R. Dunaway
                                  ---------------------
                                Allen R. Dunaway
                                Chief Financial Officer

                                  EXHIBIT INDEX
                                  Sequentially
   Exhibit No.              Description of Exhibit             Paginated No.
------------------    ----------------------------------      ---------------

       2.1             Stock Purchase  Agreement  dated               *
                       August  30,  1996  by and  among
                       OrthoLogic   Corp.,  a  Delaware
                       corporation, Sutter Corporation,
                       a  California  corporation,  and
                       Smith  Laboratories,   Inc.,  an
                       Illinois corporation............




----------
* Previously filed.
                                       E-1